As filed with the Securities and Exchange Commission on: October 26, 2000
                                                     Registration No. 333- _____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 TENGASCO, INC.
             (Exact name of registrant as specified in its charter)

TENNESSEE                                                           87-0267438
(State of incorporation)                         (I.R.S. Employer I.D. Number)


603 MAIN AVENUE
KNOXVILLE, TENNESSEE                                                     37902
(Address of principal executive offices)                            (zip code)

                       TENGASCO, INC. STOCK INCENTIVE PLAN
                             Full Title of the Plan

                              MR. ROBERT M. CARTER
                                    PRESIDENT
                                 TENGASCO, INC.
                                 603 MAIN AVENUE
                           KNOXVILLE, TENNESSEE 37902
                     (Name and address of agent for service)

                                 (865) 523-1124
          (Telephone number, including area code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

==========================================================================
Title of         Amount To         Proposed        Proposed        Amount
Class of         Be                Maximum         Maximum         of Fee
Securities To    Registered(1)     Price per       Offering
Be Registered                      Share(2)        Price
--------------------------------------------------------------------------
Common           1,000,000         $9.00           $9,000,000      $2,376
Stock, $.001
par value
==========================================================================

-------------

     (1)Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

     (2)Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee calculation based on the closing price of the Registrant's Common Stock as reported on the American Stock Exchange on October 24, 2000.

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



                                     PART I

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the section 10(a) prospectus (the "Prospectus") is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Act"), and the Note to Part I of Form S-8. The Prospectus will be provided to the participants in the Tengasco, Inc. Stock Incentive Plan (the "Plan") as specified by Rule 428
(b)(1) of the Act. The Registrant will also provide participants a written statement advising them of the availability, without charge, upon written or oral request, of documents incorporated by reference in Item 3 of Part II hereof. The statement shall also include the address listing the title or department and telephone number to which the request is to be directed.


                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

     1. Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.

     2. Registrant's Quarterly Report on Form 10-QSB for the Quarter ended March 31, 2000.

     3. Registrant's Quarterly Report on Form 10-QSB for the Quarter ended June 30, 2000.

     4. Registrant's Current Report on Form 8-K for event dated August 16, 2000.

     5. The Description of the Registrant's Common stock contained in the Registrant's Registration statement on Form 10-SB filed with the Commission on August 5, 1997, File No. 0-20975, pursuant to Section 12(g) of the Securities Exchange

Act of 1934 (the "Exchange Act"), including any report or amendment filed for the purpose of updating such description.

     6. The In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post- effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of shares of Common Stock offered hereby have been passed upon for the Registrant by Robson Ferber Frost Chan & Essner, LLP, 530 Fifth Avenue, New York, New York 10036. As of the date of this Registration Statement, certain partners of Robson Ferber Frost Chan & Essner, LLP beneficially own an aggregate of 35,100 shares of the Registrant's Common Stock, all of which were purchased in the open market. In addition, certain partners of Robson Ferber Frost Chan & Essner, LLP have been granted options to purchase additional shares of the Registrant's Common Stock and may further be granted options and/or rights under the Plan. However, if such options and/or rights are granted under the Plan, such grant will be conditioned upon the surrender to the Company of any prior options granted.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant is a Tennessee corporation. Section 48-18-502 of the Tennessee Business Corporation Act (the "TBCA") allows a corporation to indemnify any director in any civil or criminal proceeding (other than a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or any other proceeding in which he or she was adjudged liable on the basis that he or she improperly received a personal benefit) by reason of service as a director if the person to be indemnified conducted himself or herself in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.



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



     Unless limited by its charter, Section 48-18-503 of the TBCA requires a corporation to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because of his or her role as director against reasonable expenses incurred in connection with the proceeding. The Registrant's charter does not provide any limitations on this right of indemnification.

     Pursuant to Section 48-18-504 of the TBCA, the Registrant may advance a director's expenses incurred in defending any proceeding upon receipt of an undertaking and a statement of the director's good faith belief that he or she has met the standard of conduct described in Section 48-18-502.

     Section 48-18-505 of the TBCA permits a court, upon application of a director, to order indemnification if it determines that the director is entitled to mandatory indemnification under Section 48-18-503 or that he or she is fairly and reasonably entitled to indemnification, whether or not he or she met the standards set forth in Section 48-18-502.

     Section 48-18-506 of the TBCA limits indemnification under Section 48-18-502 to situations in which either (i) the majority of a disinterested quorum of directors; (ii) independent special legal counsel; or (iii) the stockholders determine that indemnification is proper under the circumstances.

     Section 48-18-507 of the TBCA extends certain indemnification rights to officers, employees and agents of a corporation as well.

     Regardless of whether a director, officer, employee or agent has the right to indemnity under Section 48-18-502 or Section 48-18-503 of the TBCA, Section 48-18-508 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

     Section 48-18-509 of the TBCA provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors; however, no indemnification may be made where a final adjudication adverse to the director establishes his or her liability for breach of the duty of loyalty to the corporation or its stockholders or for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Regsitrant has been advised that in the

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



opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defenses of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered hereunder, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

4.1      Tengasco, Inc. Incentive Stock Plan

5.1      Opinion of Robson Ferber Frost Chan & Essner, LLP

23.1     Consent of BDO Seidman, LLP

23.2 Consent of Robson Ferber Frost Chan & Essner, LLP is contained in Exhibit No. 5.1

24.1 Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein.


ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file,  during any period in which  offers or sales are being made of
the  securities   registered   hereby,  a   post-effective   amendment  to  this
Registration Statement:

        (A) to include any prospectus required by Section 10(a)(3) of the Act;

        (B) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

        (C) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly cause this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on October 26, 2000.

                                                TENGASCO, INC.
                                                (Registrant)

                                                By:  /s/ ROBERT M. CARTER
                                                    ------------------------
                                                Robert M. Carter, President



                                Power of Attorney


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert M. Carter and Mark A. Ruth, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in their capacities and on the dates indicated.


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



Signature                           Title                               Date



s/MALCOLM E.  RATLIFF               Chief Executive Officer;   October 25, 2000
---------------------
Malcolm E. Ratliff                  Chairman of the Board
                                    Of Directors


s/JOSEPH EARL ARMSTRONG             Director                   October  25, 2000
-----------------------
Joseph Earl Armstrong


s/BENTON L. BECKER                  Director                   October  25, 2000
-------------------
Benton L. Becker


s/EDWARD W.T. GRAY III               Director                  October  26, 2000
---------------------
Edward W.T. Gray


s/ROBERT D. HATCHER, JR.            Director                   October  25, 2000
------------------------
Robert D. Hatcher, Jr.


s/SANFORD E. MCCORMICK              Director                   October  25, 2000
----------------------
Sanford E. McCormick


s/SHIGEMI MORITA                    Director                   October  25, 2000
----------------------
Shigemi Morita


s/ALLEN H. SWEENEY                  Director                   October  25, 2000
-------------------
Allen H. Sweeney


s/ROBERT M. CARTER                  President                  October  25, 2000
----------------------
Robert M. Carter


s/MARK A. RUTH                      Principal Financial        October  25, 2000
----------------------              and Accounting Officer
Mark A. Ruth

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